UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: December 3, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed by Viggle Inc. (the “Company”) in a Form 8-K filed on June 12, 2015, Sillerman Investment Company IV, LLC (“SIC IV”), an affiliate of Robert F.X. Sillerman, Executive Chairman and Chief Executive Officer of the Company, agreed to provide a Line of Credit to the Company of up to $10,000,000 (the “Line of Credit”). As of December 3, 2015, there was $8,675,000 in outstanding principal amount under the Line of Credit.

On December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 8,750,000 shares of the Company’s common stock at a price of $0.47 per share.  Accordingly, the aggregate purchase price for such shares was $4,112,500.00.

The Company and SIC IV agreed that SIC IV would pay the purchase price for such shares by reducing the amounts outstanding under the Line of Credit.  Accordingly, the principal amount of the Line of Credit was reduced to $4,562,500.00.

The shares of the Company’s common stock issued to SIC IV were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Subscription Agreement and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by, reference to the form of the Subscription Agreement attached hereto as Exhibit 10.1 and incorporated therein by reference.

16b-3 Approvals

The Board of Directors also unanimously approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the transaction described in the foregoing section.

Item 3.02    Unregistered Sales of Equity Securities.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement, dated as of December 3, 2015, by and between Viggle Inc. and Sillerman Investment Company IV LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: December 7, 2015	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President